Exhibit 20.6
Page 1 of 3

                       Navistar Financial 1999 - A Owner Trust
                              For the Month of June 2000
                          Distribution Date of July 17, 2000
                               Servicer Certificate #14

Original Pool Amount                                         $714,764,750.47

Beginning Pool Balance                                       $484,389,584.90
Beginning Pool Factor                                              0.6776909

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)       $16,747,869.42
     Interest Collected                                        $3,437,855.38

Additional Deposits:
     Repurchase Amounts                                                $0.00
     Liquidation Proceeds / Recoveries                           $690,800.91
Total Additional Deposits                                        $690,800.91

Repos / Chargeoffs                                               $707,604.90
Aggregate Number of Notes Charged Off                                    151

Total Available Funds                                         $20,842,068.79

Ending Pool Balance                                          $466,968,567.50
Ending Pool Factor                                                 0.6533178

Servicing Fee                                                    $403,657.99

Repayment of Servicer Advances                                    $34,456.92

Reserve Account:
     Beginning Balance  (see Memo Item)                       $27,584,114.88
     Target Percentage                                                10.00%
     Target Balance                                           $46,696,856.75
     Minimum Balance                                          $14,295,295.01
     (Release) / Deposit                                        ($138,852.46)
     Ending Balance                                           $27,445,262.42

Current Weighted Average APR:                                         8.490%
Current Weighted Average Remaining Term (months):                      38.08

Delinquencies                                              Dollars      Notes
     Installments:                   1 - 30 days       $2,882,463.09    2,431
                                     31 - 60 days        $798,643.40      623
                                     60+  days           $244,900.44      146

     Total:                                            $3,926,006.93    2,434

     Balances:                       60+  days         $6,533,519.05      146

Memo Item - Reserve Account
     Prior Month                                      $26,817,621.00
+    Invest. Income                                      $138,852.46
+    Excess Serv.                                        $627,641.42
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $27,584,114.88

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of June 2000

                                                                                NOTES

                                      TOTAL         CLASS A - 1     CLASS A - 2      CLASS A - 3      CLASS A - 4     CLASS B NOTES
                                $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           96.50%            0.00%            0.00%           3.50%
     Coupon                                              5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance          $484,389,584.90
Ending Pool Balance             $466,968,567.50

Collected Principal              $16,713,412.50
Collected Interest                $3,437,855.38
Charge - Offs                       $707,604.90
Liquidation Proceeds/Recoveries     $690,800.91
Servicing                           $403,657.99
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $20,438,410.80

Beginning Balance               $484,389,584.91            $0.00  $116,542,965.23  $200,000,000.00  $145,745,000.00  $22,101,619.68

Interest Due                      $2,389,751.98            $0.00      $539,011.21      $991,666.67      $744,514.04     $114,560.06
Interest Paid                     $2,389,751.98            $0.00      $539,011.21      $991,666.67      $744,514.04     $114,560.06
Principal Due                    $17,421,017.40            $0.00   $16,811,281.79            $0.00            $0.00     $609,735.61
Principal Paid                   $17,421,017.40            $0.00   $16,811,281.79            $0.00            $0.00     $609,735.61

Ending Balance                  $466,968,567.51            $0.00   $99,731,683.44  $200,000,000.00  $145,745,000.00  $21,491,884.07
Note / Certificate Pool Factor                            0.0000           0.5063           1.0000           1.0000          0.8590
   (Ending Balance / Original Pool Amount)
Total Distributions              $19,810,769.38            $0.00   $17,350,293.00      $991,666.67      $744,514.04     $724,295.67

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                    $627,641.42
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $27,584,114.88
(Release) / Draw                   ($138,852.46)
Ending Reserve Acct Balance      $27,445,262.42

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of June 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                               5                  4                  3                 2                  1
                                            Feb-00             Mar-00             Apr-00            May-00             Jun-00
Beginning Pool Balance                 $555,232,338.87    $537,539,093.52    $517,062,538.52    $502,327,257.81    $484,389,584.90

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                        $2,395,560.90      $1,246,287.60      $1,512,792.75        $950,683.77        $707,604.90
    Recoveries                             $875,831.70      $1,060,161.17      $1,430,422.22        $707,246.95        $690,800.91

Total Charged Off (Months 5, 4, 3)       $5,154,641.25
Total Recoveries (Months 3, 2, 1)        $2,828,470.08
Net Loss / (Recoveries) for 3 Mos        $2,326,171.17 (a)

Total Balance (Months 5, 4, 3)       $1,609,833,970.91 (b)

Loss Ratio Annualized  [(a/b) * (12)]          1.7340%

Trigger:  Is Ratio > 1.5%                          Yes
                                                                                  Apr-00            May-00             Jun-00

B)   Delinquency Trigger:                                                      $5,939,864.93      $5,225,660.08      $6,533,519.05
     Balance delinquency 60+ days                                                   1.14877%           1.04029%           1.34881%
     As % of Beginning Pool Balance                                                 1.04913%           1.05839%           1.17929%
     Three Month Average

Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:             3.83976%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer